Exhibit 99.1

Travel + Leisure Co. Reports First Quarter 2021 Results

ORLANDO, Fla. (April 28, 2021) —Travel + Leisure Co. (NYSE:TNL), the world’s leading membership and leisure travel company, today reported first quarter 2021 financial results for the three months ended March 31, 2021. Highlights and outlook include:

•Net income of $29 million and diluted earnings per share of $0.33 on net revenue of $628 million

•Adjusted EBITDA of $129 million and adjusted diluted earnings per share of $0.39 (1)

•Net cash provided by operating activities of $78 million and adjusted free cash flow of $20 million for the first three months of 2021

•Fully paid down revolving credit facility and $250 million of secured notes

•Executed $500 million term securitization with best terms in Company history

•Expects second quarter adjusted EBITDA from $160 million to $170 million

•Management will recommend a second quarter dividend of $0.30 per share for approval by the Board of Directors

"Our operating performance strengthened significantly in March, with a robust sequential improvement in our key metrics," commented Michael D. Brown, president and CEO of Travel + Leisure Co. "Increased consumer confidence, reduced travel restrictions, and the vaccine roll-out have all helped to accelerate bookings and leisure travel demand."

"We are encouraged by the strength of booking trends in March and into April in both the Vacation Ownership and Travel and Membership segments. In March, North American bookings for 2021-arrivals at both our businesses were up double-digits versus 2019, after double-digit declines in January and February. We are clearly seeing an inflection in travel sentiment which we believe points to a strong recovery in leisure travel heading into the summer," said Brown.
(1) This press release includes adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales and adjusted net income/(loss), which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Business Segment Results

The results of operations during the first quarter of 2021 and 2020 include impacts related to the COVID-19 global pandemic, which have been significantly negative to the travel industry, the Company, its customers and employees. Refer to Table 8 for a breakout of COVID-19 related impacts.

Vacation Ownership

$ in millions	2021	2020	% change
Revenue	$449	$403	11%
Net Income/(Loss)	$31	($97)	132%
Net Income Margin	7%	(24)%
Adjusted EBITDA	$66	($75)	188%
Adjusted EBITDA Margin	15%	(19)%

Vacation Ownership revenue increased 11% to $449 million in the first quarter, primarily driven by the impact of the $225 million COVID-19 provision charge in the prior year. Gross vacation ownership interest (VOI) sales of $236 million was 43% below the prior year. Tours were 53% lower year-over-year, offset in part by higher Volume Per Guest (VPG), which increased 34% to $2,847.

First quarter adjusted EBITDA was $66 million compared to a loss of $75 million in the prior year. The increase was driven by cost savings initiatives and higher VPG in 2021 as well as the absence of the $170 million net COVID-19 loan loss provision charge in the first quarter of 2020.

Travel and Membership

$ in millions	2021	2020	% change
Revenue	$183	$159	15%
Net Income/(Loss)	$42	($8)	625%
Net Income Margin	23%	(5)%
Adjusted EBITDA	$75	$44	70%
Adjusted EBITDA Margin	41%	28%

Travel and Membership revenue increased 15% to $183 million in the first quarter. Domestic bookings began to improve, particularly in March, and net transactions in the first quarter were 513,000, an increase of 28% compared to the same period last year.

Adjusted EBITDA increased 70% to $75 million. The increase in adjusted EBITDA margin to 41% was primarily driven by margin expansion, due to increased revenue over the segment's fixed cost base, as well as cost savings initiatives implemented in 2020.

Balance Sheet and Liquidity

Net Debt — As of March 31, 2021, the Company's leverage ratio for covenant purposes was 5.4x, well within the 7.5x amended covenant under the Company's credit agreement. The Company had $3.4 billion of corporate debt outstanding as of March 31, 2021, which excluded $2.2 billion of non-recourse debt related to its securitized notes receivables portfolio. Additionally, the Company had cash and cash equivalents of $322 million. The Company used cash on hand to fully pay down $547 million of its revolving credit facility and $250 million of secured notes due in March 2021. At the end of the first quarter, the Company had $1.3 billion of liquidity available in cash and cash equivalents and revolving credit facility availability.

Timeshare Receivables Financing — During the quarter, an affiliate of Travel + Leisure Co. closed on a $500 million term securitization transaction with a weighted average coupon of 1.57% and 98% advance rate, which were the best terms in the Company's history.

Cash Flow — For the three months ended March 31, 2021, net cash provided by operating activities was $78 million, compared to $57 million in the prior year period. Adjusted free cash flow was $20 million for the three months ended March 31, 2021, compared to negative $78 million in the same period of 2020.

Dividend — The Company paid $26 million ($0.30 per share) in cash dividends on March 31, 2021 to shareholders of record as of March 15, 2021. Management will recommend a second quarter dividend of $0.30 per share for approval by the Company’s Board of Directors in May 2021.

Outlook

The Company is providing guidance regarding expectations for the second quarter of 2021:

•Adjusted EBITDA of $160 million to $170 million
•Gross VOI sales of $355 million to $365 million
•Tours of 118,000 to 123,000
•VPG to be approximately $2,800
This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.travelandleisureco.com, or by dialing 866-342-8591, passcode TNL, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET today at 800-753-5575.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS, adjusted free cash flow, gross VOI sales, and adjusted net income/(loss), which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 9, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 9 for an explanation of our non-GAAP measures.

About Travel + Leisure Co.
Travel + Leisure Co. is the world’s leading membership and leisure travel company, with nearly 20 travel brands across its resort, travel club, and lifestyle portfolio. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with more than 245 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company, industry-leading travel technology, and subscription travel brands; and Travel + Leisure Group, featuring top online and print travel content, online booking platforms and travel clubs, and branded consumer products. At Travel + Leisure Co., our global team of associates brings hospitality to millions, turning vacation inspiration into exceptional travel experiences. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” "guidance," “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainty with respect to our ability to realize the benefits of the Travel + Leisure acquisition from Meredith Corporation; the scope and duration of the novel coronavirus global pandemic (“COVID-19”) and any resurgences and the pace of recovery; the timing of the widespread distribution of an effective vaccine or treatment for COVID-19; the potential impact of the COVID-19 pandemic and governmental, business and individuals’ actions in response to the pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest sales and tour flow, consumer demand and liquidity, our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital on reasonable terms, at a reasonable cost or at all; our ability and the ability of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) to maintain credit ratings; general economic conditions and unemployment rates, the performance of the financial and credit markets, the competition in and the economic environment for the leisure travel industry; risks associated with employees working remotely or operating with a reduced workforce; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; operating risks associated with the Vacation Ownership and Travel and Membership segments; uncertainties related to acquisitions, dispositions and other strategic transactions, including the spin-off of our hotels business (“Spin-off”), Wyndham Hotels, and any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations; our ability to execute on our strategy; the timing and amount of future dividends and share repurchases, if any, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@wyn.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@wyn.com

Travel + Leisure
Table of Contents

Table Number
1.Condensed Consolidated Statements of Income/(Loss) (Unaudited)
2.Summary Data Sheet
3.Operating Statistics
4.Revenue by Reportable Segment
5.Non-GAAP Measure: Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) to Adjusted EBITDA
6.Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
7.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
8.COVID-19 Impacts
9.Definitions

Table 1

Travel + Leisure
Condensed Consolidated Statements of Income/(Loss) (Unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Net revenues
Service and membership fees	$348	$327
Net VOI sales	172	90
Consumer financing	98	127
Other	10	14
Net revenues	628	558

Expenses
Operating	290	398
Cost/(recovery) of vacation ownership interests	21	(31)
Consumer financing interest	24	25
General and administrative	106	110
Marketing	69	131
Depreciation and amortization	31	31
COVID-19 related costs	1	23
Asset impairments	—	10
Restructuring	(1)	2
Total expenses	541	699

Operating income/(loss)	87	(141)
Other (income), net	—	(2)
Interest expense	53	41
Interest (income)	(1)	(2)
Income/(loss) before income taxes	35	(178)
Provision/(benefit) for income taxes	6	(44)
Net income/(loss) attributable to TNL shareholders	$29	$(134)

Earnings/(loss) per share
Basic	$0.33	$(1.54)
Diluted	0.33	(1.54)

Weighted average shares outstanding
Basic	86.3	86.9
Diluted	86.9	86.9

Table 2

Travel + Leisure
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended March 31,
	2021	2020	Change
Consolidated Results

Net income/(loss) attributable to TNL shareholders	$29	$(134)	122%
Diluted earnings/(loss) per share	$0.33	$(1.54)	121%

Net income/(loss) margin	4.6%	(24.0)%

Adjusted Earnings/(Loss)
Adjusted EBITDA	$129	$(44)	393%
Adjusted net income/(loss)	$34	$(85)	140%
Adjusted diluted earnings/(loss) per share	$0.39	$(0.98)	140%

Segment Results

Net Revenues
Vacation Ownership	$449	$403	11%
Travel and Membership	183	159	15%
Corporate and other	(4)	(4)
Total	$628	$558	13%

Adjusted EBITDA
Vacation Ownership	$66	$(75)	188%
Travel and Membership	75	44	70%
Segment Adjusted EBITDA	141	(31)
Corporate and other	(12)	(13)
Total Adjusted EBITDA	$129	$(44)	393%

Adjusted EBITDA margin	20.5%	(7.9)%

Key Operating Statistics

Vacation Ownership
Gross VOI sales	$236	$413	(43)%
Tours (in thousands)	76	162	(53)%
VPG (in dollars)	$2,847	$2,128	34%
New owner sales, volume mix	26.5%	32.5%
New owner sales, transaction mix	32.3%	38.2%

Travel and Membership
Transactions (in thousands)	513	401	28%
Revenue per transaction (in dollars)	$258	$239	8%

Note: Amounts may not calculate due to rounding. See Table 9 for definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5 and Table 6. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

In connection with the Travel + Leisure brand acquisition we updated the names and composition of our reportable segments to better align with how they are managed. We created the Travel + Leisure Group which falls under the Travel and Membership segment along with the Panorama business line. With the formation of Travel + Leisure Group, we decided that the operations of our Extra Holidays business, which focuses on direct to consumer bookings, better aligns with the operations of this new business line and therefore transitioned the management of our Extra Holidays business to the Travel and Membership segment. As such, we reclassified the results of our Extra Holidays business, which were previously reported within the Vacation Ownership segment, into the Travel and Membership segment.

Table 3

Travel + Leisure
Operating Statistics: Vacation Ownership

The following operating statistics are the significant drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Gross VOI Sales (in millions) (a)	2021	$236	$—	$—	$—	$—
	2020	$413	$18	$256	$281	$967
	2019	$484	$626	$663	$582	$2,355

Tours (in thousands)	2021	76	—	—	—	—
	2020	162	6	80	85	333
	2019	192	249	269	234	945

VPG	2021	$2,847	$—	$—	$—	$—
	2020	$2,128	NM	$3,039	$2,938	$2,486
	2019	$2,405	$2,425	$2,332	$2,373	$2,381

Provision for Loan Losses (in millions) (b)	2021	$(38)	$—	$—	$—	$—
	2020	$(315)	$(30)	$(45)	$(25)	$(415)
	2019	$(109)	$(129)	$(135)	$(106)	$(479)

Provision for Loan Loss as a Percentage of Gross VOI Sales, net of Fee-for-Service sales	2021	18.1%	—%	—%	—%	—%
	2020	NM	NM	18.8%	9.5% (c)	NM
	2019	22.5%	21.2%	20.3%	18.6%	20.6%

Allowance for Loan Losses (in millions)	2021	$622	$—	$—	$—	$—
	2020	$930	$846	$788	$693	$693
	2019	$721	$735	$767	$747	$747

Gross Vacation Ownership Contract Receivables (in millions)	2021	$2,975	$—	$—	$—	$—
	2020	$3,722	$3,461	$3,309	$3,175	$3,175
	2019	$3,741	$3,783	$3,885	$3,867	$3,867

Allowance for Loan Loss as a Percentage of Gross Vacation Ownership Contract Receivables	2021	20.9%	—%	—%	—%	—%
	2020	25.0%	24.4%	23.8%	21.8%	21.8%
	2019	19.3%	19.4%	19.7%	19.3%	19.3%
Note:    Full year amounts and percentages may not compute due to rounding.
NM     Not Meaningful.
(a)     Includes Gross VOI sales under the Company's fee-for-service sales. (See Table 6 for a reconciliation of Net VOI sales to Gross VOI sales).
(b)     Represents provision for estimated losses on vacation ownership contract receivables, which is recorded as contra revenue to vacation ownership interest sales on the Condensed Consolidated Statements of Income/(Loss).
(c)    The percentage was 17.3%, excluding the release of $20 million of the COVID-19 reserve.

Table 3
(continued)
Travel + Leisure
Operating Statistics: Travel and Membership

The following operating statistics are the significant drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses: (a)

	Year	Q1	Q2	Q3	Q4	Full Year
Transactions (in thousands)

Exchange	2021	354	—	—	—	—
Non-Exchange	2021	159	—	—	—	—
Total Transactions	2021	513	—	—	—	—

Exchange	2020	260	72	214	217	762
Non-Exchange	2020	141	44	142	131	458
Total Transactions	2020	401	116	356	348	1,220

Exchange	2019	444	377	367	304	1,493
Non-Exchange	2019	52	63	138	153	405
Total Transactions	2019	496	440	505	457	1,898

Revenue per transaction (in dollars)

Exchange	2021	$292	$—	$—	$—	$—
Non-Exchange	2021	$182	$—	$—	$—	$—
Total Revenue per transaction	2021	$258	$—	$—	$—	$—

Exchange	2020	$279	$540	$300	$330	$324
Non-Exchange	2020	$164	$133	$157	$128	$148
Total Revenue per transaction	2020	$239	$384	$243	$254	$258

Exchange	2019	$275	$276	$276	$307	$282
Non-Exchange	2019	$216	$185	$172	$165	$177
Total Revenue per transaction	2019	$269	$263	$247	$259	$259
Note:    Full year amounts may not compute due to rounding.
(a)     Includes the impact of acquisitions from the acquisition dates forward.

Table 4

Travel + Leisure
Revenue by Reportable Segment
(in millions)

	2021
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$172	$—	$—	$—	$—
Property Management Fees and Reimbursable Revenues	157	—	—	—	—
Consumer Financing	98	—	—	—	—
Other Revenues	22	—	—	—	—
Total Vacation Ownership	449	—	—	—	—

Travel and Membership
Transaction Revenues	132	—	—	—	—
Subscription Revenues	41	—	—	—	—
Other Revenues	10	—	—	—	—
Total Travel and Membership	183	—	—	—	—
Total Reportable Segments	$632	$—	$—	$—	$—

	2020
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$90	$(13)	$196	$231	$505
Property Management Fees and Reimbursable Revenues	170	122	146	145	583
Consumer Financing	127	119	115	107	467
Other Revenues	16	10	18	26	70
Total Vacation Ownership	403	238	475	509	1,625

Travel and Membership
Transaction Revenues	96	44	86	88	315
Subscription Revenues	44	33	43	40	160
Other Revenues	19	29	16	13	77
Total Travel and Membership	159	106	145	141	552
Total Reportable Segments	$562	$344	$620	$650	$2,177

	2019
	Q1	Q2	Q3	Q4	Full Year
Vacation Ownership
Net VOI Sales	$375	$481	$528	$464	$1,848
Property Management Fees and Reimbursable Revenues	163	162	170	176	672
Consumer Financing	125	128	132	130	515
Other Revenues	12	31	20	24	87
Total Vacation Ownership	675	802	850	794	3,122

Travel and Membership
Transaction Revenues	133	116	125	118	492
Subscription Revenues	55	54	54	53	216
Vacation Rental Revenue	38	48	60	7	153
Other Revenues	22	24	24	14	83
Total Travel and Membership	248	242	263	192	944
Total Reportable Segments	$923	$1,044	$1,113	$986	$4,066

Note:     Full year amounts may not add across due to rounding.

Table 5
Travel + Leisure
Non-GAAP Measure: Reconciliation of Net Income/(Loss) to
Adjusted Net Income/(Loss) to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended March 31,
	2021	EPS	2020	EPS
Net income/(loss) attributable to TNL shareholders	$29	$0.33	$(134)	$(1.54)
Legacy items	4		1
Amortization of acquired intangibles (a)	2		2
COVID-19 related costs (b)	1		12
Exchange inventory write-off	—		38
Impairments	—		10
Restructuring costs	(1)		2
Taxes (c)	(1)		(16)
Adjusted net income/(loss)	$34	$0.39	$(85)	$(0.98)
Income taxes/(benefit) on adjusted net income/(loss)	7		(28)
Interest expense	53		41
Depreciation	29		29
Stock-based compensation expense (d)	7		1
Interest income	(1)		(2)
Adjusted EBITDA	$129		$(44)

Diluted Shares Outstanding	86.9		86.9

Amounts may not calculate due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income/(loss), adjusted EBITDA, and adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 9 for the definitions of these non-GAAP measures.

(a)    Amortization of acquisition-related intangible assets is excluded from adjusted net income/(loss) and adjusted EBITDA.
(b)    Reflects severance and other employee costs associated with layoffs due to the COVID-19 workforce reduction offset in part by employee retention credits received in connection with the U.S. CARES Act, ARPA and similar international programs for wages paid to certain employees despite having operations suspended. This amount does not include costs associated with idle pay.
(c)     Amounts represents the tax effect of the adjustments.
(d)     All stock-based compensation is excluded from adjusted EBITDA.

Table 6

Travel + Leisure
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation clubs business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Net VOI sales (see Table 4) to Gross VOI sales (see Table 3):

Year
2021	Q1	Q2	Q3	Q4	Full Year

Net VOI sales	$172	$—	$—	$—	$—
Loan loss provision	38	—	—	—	—
Gross VOI sales, net of Fee-for-Service sales	210	—	—	—	—
Fee-for-Service sales	26	—	—	—	—
Gross VOI sales	$236	$—	$—	$—	$—

2020

Net VOI sales	$90	$(13)	$196	$231	$505
Loan loss provision	315	30	45	25	415
Gross VOI sales, net of Fee-for-Service sales	405	17	241	256	920
Fee-for-Service sales	8	1	15	25	47
Gross VOI sales	$413	$18	$256	$281	$967

2019

Net VOI sales	$375	$481	$528	$464	$1,848
Loan loss provision	109	129	135	106	479
Gross VOI sales, net of Fee-for-Service sales	484	610	663	570	2,327
Fee-for-Service sales	—	16	—	12	28
Gross VOI sales	$484	$626	$663	$582	$2,355

Note: Amounts may not add due to rounding.

Table 7

Travel + Leisure
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Three Months Ended March 31,
	2021	2020

Net cash provided by operating activities	$78	$57
Property and equipment additions	(12)	(21)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(47)	(122)
Free cash flow	$19	$(86)
Separation and other adjustments (a)	—	8
COVID-19 related adjustments (b)	1	—
Adjusted free cash flow	$20	$(78)

(a)    Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.
(b)    Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.

Table 8

Travel + Leisure
COVID-19 Impacts
(in millions)

The tables below present the COVID-19 related impacts to our results of operations for the three months ended March 31, 2021 and 2020, and the related classification on the Condensed Consolidated Statements of Income/(Loss):

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
March 31, 2021
Employee compensation related and other	$—	$—	$1	$1	$1	COVID-19 related costs
Lease related	(1)	—	—	(1)	(1)	Restructuring
Total COVID-19	$(1)	$—	$1	$—	$—

Three Months Ended	Vacation Ownership	Travel and Membership	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
March 31, 2020
Allowance for loan losses:
Provision	$225	$—	$—	$225	$—	Vacation ownership interest sales
Recoveries	(55)	—	—	(55)	—	Cost/(recovery) of vacation ownership interests
Exchange inventory write-off	—	38	—	38	38	Operating expenses
Employee compensation related and other	19	1	3	23	12	COVID-19 related costs
Asset impairment	6	4	—	10	10	Asset impairments
Total COVID-19	$195	$43	$3	$241	$60

Table 9

Definitions
Adjusted Diluted Earnings/(Loss) per Share: A non-GAAP measure, defined by the Company as Adjusted net income/(loss) from continuing operations divided by the diluted weighted average number of common shares.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Condensed Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs and impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant and the sale of the European vacation rentals business. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19.
Adjusted Net Income/(Loss): A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations adjusted to exclude separation and restructuring costs, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measures of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
New owner sales, volume mix: Represents VOI sales (tour generated plus telephonic) to first time buyers as a percentage of total VOI sales.

New owner sales, transactions mix: Represents the number of first time buyer transactions as a percentage of the total number of VOIs sold during the period.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transactional revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and non-Exchange.
Travel and Membership Transactions: Represents the number of vacation bookings recognized as revenue during the period, net of cancellations, provided in two categories; Exchange, which is primarily RCI, and non-Exchange.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.